EXHIBIT 99.2

JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, LTD.

By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES GROWTH-BUYOUT COINVESTMENT, L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner
By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P., its general partner
By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	10/18/24
Name:	Andrew Prodromos
Title:	Authorized Officer